Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696   Fax (973) 402-4042

WTT Board Appoints Timothy Whelan as New Chief Executive Officer

NEWS RELEASE

Contact: Robert Censullo

(973) 386-9696

Thursday, June 30, 2016

Parsippany, New Jersey - Wireless Telecom Group, Inc. (NYSE MKT: WTT) today announced that its board of directors has appointed current board member Timothy Whelan as WTT’s new Chief Executive Officer. As CEO, Mr. Whelan succeeds Paul Genova, who will assume the role of President and Chief Operating Officer.

On behalf of Wireless Telecom’s Board, Chairman Alan Bazaar said “We are excited to announce Tim as WTT’s Chief Executive Officer. He is a seasoned executive and proven operator who has led over $2 billion in acquisitions and financings, expanded into international markets and demonstrated expertise managing and growing a business successfully through organic initiatives and strategic M&A. He has contributed significantly during his tenure on the board and we believe this is the time to strengthen our executive team as we accelerate our strategic initiatives and continue to focus our investments on innovation and growth. We thank Paul for his leadership over the course of the last 13 years guiding the Company and building tremendous brand value and customer relationships, and look forward to his continued contributions.”

Previously, Mr. Whelan co-founded an executive level consulting practice focused on strategic, operational and M&A advisory services, and also served as President at IPC Systems, Inc., a mission critical provider of communication solutions. During his 14 years at IPC, he led the company through multiple growth transactions and private equity ownership changes. He initiated transformational product investments while implementing new systems, improving operations and delivering increased profitability. His leadership and skills were instrumental in doubling the revenues of the company to over $500 million and operating a business in 12 countries with over 1,000 employees.

CEO Timothy Whelan said, “I am honored and excited to leverage my experience in driving profitable growth at multinational corporations in our mission to deliver differentiated, strategic value from innovative products in network and test & measurement solutions.” Mr. Whelan added, “WTT’s customers and core markets, including telecommunications, government and military agencies, corporate enterprises and data centers rely on our Microlab, Boonton and Noisecom brands for success, and we are committed to advancing specialized innovation and operational excellence to serve them.”

About WTT

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com/.

Forward Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to: the management team’s ability to accelerate the Company’s strategic initiatives and to focus on innovation and growth; the management team’s ability to provide contributions and guidance; the Company’s ability to deliver differentiated, strategic value from innovative products in radio frequency and test & measurement solutions; and the Company’s ability to advance specialized innovation and operational excellence to serve its customers and core markets. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.